Exhibit 99.1
Brookdale Appoints Joshua Hausman to Board of Directors

Brings Significant Healthcare and Private Capital Investing Expertise, including in Facilities-Based and Senior Care Services Companies

Company’s Average Director Tenure to be Less Than Four Years after Annual Meeting

NASHVILLE, Tenn., April 24, 2025 – Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale” or the “Company”) today announced that its Board of Directors (the “Board”) has appointed Joshua Hausman, Managing Partner at MHJ Capital Partners and former Managing Director at Onex Partners, as an independent director, effective April 24, 2025.

Denise W. Warren, Interim Chief Executive Officer and Chairman of the Board, said, “Josh has over 20 years of private market investment experience focused on the healthcare industry, including in facilities-based skilled nursing and behavioral health. He brings an owner mindset, having collaborated with management teams in devising and executing growth and operating strategies. We are confident we will benefit from his deep expertise and insights as we focus on accelerating profitable occupancy and RevPAR growth, delivering meaningful Adjusted EBITDA growth, materially enhancing Adjusted Free Cash Flow generation, and creating shareholder value.”

Mr. Hausman joins the Brookdale Board following the recent appointment of Mark Fioravanti as an independent director. With these two appointments and Frank M. Bumstead’s decision not to stand for re-election at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), Brookdale’s Board will have an average tenure of less than four years after the Company’s 2025 Annual Meeting and comprise eight directors, seven of whom will be independent, including two appointed last year and two this year.

Ms. Warren added, “The continuing refreshment of our Board with highly qualified directors reflects our commitment to bringing in new expertise and perspectives and follows engagement with our shareholders.”

As previously announced, the Board is also reviewing potential governance enhancements related to director tenure and evaluating revisions to the Company’s performance-based long-term incentive awards program for executives.

About Joshua Hausman
Joshua Hausman spent two decades with Onex Corporation, ultimately serving for 12 years as Managing Director for Onex Partners, the upper-middle market private equity platform of Onex Corporation. He led Onex Partners’ North American healthcare investment activities, including advising portfolio company management teams and evaluating growth and operating efficiency opportunities. Prior to Onex Corporation, Mr. Hausman was an Associate in the Healthcare Investment Banking group at Banc of America Securities, where he provided capital raising and advisory services to healthcare companies. Mr. Hausman currently serves as Managing Partner at MHJ Capital Partners and on the Board of Directors of Newport Healthcare and SCP Health. He has previously held board positions at privately owned and publicly traded healthcare services companies, including BrightSpring Health Services, Genesis HealthCare, Inc., and Center for Diagnostic Imaging. He holds an A.B. in Economics (cum laude) from Harvard College.

NON-GAAP FINANCIAL MEASURES
This press release mentions the financial measures Adjusted EBITDA and Adjusted Free Cash Flow, which are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Reference to these non-GAAP financial measures is intended to aid investors in better understanding the factors and trends affecting the Company's performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations or net cash provided by (used in) operating activities.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, legal, cost reduction or organizational restructuring items that management does not consider as part of the Company's underlying core operating performance and that management believes impact the comparability of performance between periods.

Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease assets and liabilities for lease termination, cash paid/received for gain/loss on facility operating lease termination and lessor capital expenditure reimbursements under operating leases; plus: property and casualty insurance proceeds and proceeds from refundable entrance fees, net of refunds; less: non-development capital expenditures and payment of financing lease obligations.

DEFINITION OF REVPAR
RevPAR, or average monthly senior housing resident fee revenue per available unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding revenue for private duty services provided to seniors living outside of the Company's communities and entrance fee amortization), divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.

ABOUT BROOKDALE SENIOR LIVING
Brookdale Senior Living Inc. is the nation's premier operator of senior living communities. With 647 communities across 41 states and the ability to serve approximately 58,000 residents as of March 31, 2025, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions, and include statements regarding the focus of the Interim Chief Executive Officer, the Company's ability to deliver sustained and compelling returns to its shareholders, the Company's ability to continue to grow profitable occupancy and RevPAR, deliver meaningful Adjusted EBITDA growth, materially enhance Adjusted Free Cash Flow generation, and create shareholder value. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company's operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company's resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company's information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company's ability to complete its capital expenditures in accordance with its plans; the Company's ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company's ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company's ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company's strategy, including initiatives undertaken to execute on the Company's strategic priorities and their effect on its results; any resurgence or variants of the COVID-19 pandemic; limits on the Company's ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company's communities that affect the Company's ability to obtain financing or extend or refinance debt as it matures and the Company's financing costs; the Company's ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company's debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company's non-compliance with any such agreements and the risk of loss of the Company's property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company's indebtedness and long-term leases on the Company's liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company's debt obligations; the Company's ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of the Company's communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; the risks associated with current global economic conditions and general economic factors on the Company and the Company's business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, geopolitical tensions or conflicts, and uncertainty surrounding a new presidential administration, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders, including a proxy contest; as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including those set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this press release. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company plans to file proxy materials with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Company's Annual Meeting. Prior to the Annual Meeting, the Company will file a definitive proxy statement (the "Proxy Statement") together with a BLUE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by the Company with the SEC at the SEC's website (http://www.sec.gov) or at the Company's website at https://brookdaleinvestors.com or by contacting Chad White, Executive Vice President, General Counsel and Secretary, by phone at (615) 221-2250, by email at CWhite@brookdale.com or by mail at Brookdale Senior Living Inc., 105 Westwood Place, Suite 400, Brentwood, TN 37027.

CERTAIN INFORMATION REGARDING PARTICIPANTS
The Company, its directors and certain of its executive officers and other employees may be deemed to be "participants" (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from stockholders in connection with the Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in the Company's definitive proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 29, 2024. To the extent holdings of such participants in the Company's securities have changed since the amounts described in the 2024 proxy statement, such changes have been reflected in the following Statements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC with respect to the Company: Form 3, filed by Claudia Drayton on June 27, 2024; Form 3, filed by Elizabeth Mace on June 27, 2024; Form 3, filed by Ray Leisure on August 14, 2024; Form 4, filed by Jordan Asher on May 23, 2024; Form 4, filed by Claudia Drayton on August 7, 2024 and February 14, 2025; Form 4, filed by Elizabeth Mace on August 7, 2024 and February 14, 2025; Form 4, filed by Benjamin Ricci on August 21, 2024, February 14, 2025 and March 3, 2025; Form 4, filed by Jordan Asher on August 30, 2024 and February 14, 2025; Form 4, filed by Ray Leisure on October 29, 2024, February 14, 2025 and March 3, 2025; Form 4, filed by Lee Wielansky on December 6, 2024, February 14, 2025 and March 10, 2025; Form 4, filed by Frank Bumstead on February 14, 2025; Form 4, filed by Vicki Freed on February 14, 2025; Form 4, filed by Denise Wilder Warren on February 14, 2025; Form 4, filed by Todd Kaestner on February 14, 2025 and March 3, 2025; Form 4, filed by Chad White on February 14, 2025, March 3, 2025 and March 7, 2025; Form 4, filed by George Hicks on February 14, 2025 and March 3, 2025; Form 4, filed by Jaclyn Pritchett on February 14, 2025 and March 3, 2025; Form 4, filed by Dawn Kussow on February 14, 2025 and March 3, 2025; Form 3 filed by Mark Fioravanti on April 21, 2025; and Form 4 filed by Mark Fioravanti on April 21, 2025. These filings can be found at the SEC's website at www.sec.gov. Additionally, Jessica Hazel, Vice President of Investor Relations, and Joshua Hausman, Independent Director, may be deemed participants in the solicitation. Ms. Hazel is the beneficial owner of 44,439 shares of common stock. Mr. Hausman does not own any shares of common stock. More detailed and updated information regarding the identity of participants in the solicitation, and their direct or indirect interests (by security holdings or otherwise), will be set forth in the Proxy Statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CONTACTS
Investors
Jessica Hazel
VP Investor Relations
(615) 564-8104
Jessica.hazel@brookdale.com

Media
media.relations@brookdale.com